UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RAHAXI, INC.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA	88-0446457
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Wicklow Enterprise Centre,
The Murrough,
Wicklow Town,
County Wicklow,
Republic of Ireland
(Address of Principal Executive Offices)

2007 STOCK INCENTIVE PLAN
(Full Title of the Plans)

CORPORATE SERVICE CENTER, INC.
5190 NEIL ROAD SUITE 430
RENO, NV  89502
(775) 329-7721
(Name, Address, and Telephone Number of Agent for Service)

With a copy to:
Thomas M. Ffrench, Esq.
Michael A. Connor, Esq.
Horizon Law Group LLP
17991 Cowan
Irvine, CA 92614
(949) 261-2500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ❒	Accelerated filer ❒
Non-accelerated filer ❒ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock (to be issued under 2007 Stock Incentive Plan)	50,000,000	(3)	$0.03	$1,500,000	$84.00

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above-referenced plans.

(2) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h), on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), as the offering price is not known, as follows: average of the bid and ask prices as of October 8, 2009 (within 5 business days prior to the date of filing this registration statement).

(3) The 2007 Stock Incentive Plan, as amended, authorizes a total of 173,333,333 shares (after taking into account the November 21, 2008 one for three reverse stock split).

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement registers additional shares of Common Stock of Rahaxi, Inc. (formerly known as FreeStar Technology Corporation (the “Company”)), to be issued pursuant to the Company’s 2007 Stock Incentive Plan. Accordingly, the contents of the previous Registration Statements on Form S-8 (File No. 333-150300,  333-155919 and 333-158348) filed by the Company with the Securities and Exchange Commission (“SEC”) on April 17, 2008, December 4, 2008 and April 1, 2009, respectively (the “Previous Form S-8s”), including any amendments thereto or filings incorporated therein (including periodic reports that we filed after the Previous Form S-8s to maintain current information about Rahaxi), are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.  Only those items of Form S-8 containing new information not contained in the earlier registration statements are presented herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

NUMBER	DESCRIPTION

5.1	Opinion of Horizon Law Group LLP (filed herewith).
23.1	Consent of RBSM LLP (filed herewith).
23.2	Consent of Horizon Law Group LLP (contained in Exhibit 5.1).
24.1	Special Power of Attorney (see signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Santo Domingo, Dominican Republic, on October 9, 2009.

RAHAXI, INC

By: /s/ Paul Egan
      Paul Egan, President

SPECIAL POWER OF ATTORNEY

The undersigned constitute and appoint Paul Egan their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form S-8 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant  to the  requirements  of the  Securities  Act of  1933,  this registration  statement  has  been  signed  by  the  following  persons  in  the capacities and on the date indicated:

Signature	Title	Date

/s/ Paul Egan Paul Egan	President/Chief Executive Officer/Director	October 9, 2009

/s/ Ciaran Egan Ciaran Egan	Secretary/Treasurer/Chief Financial Officer (principal financial and accounting officer)/Director	October 9, 2009

/s/ Fionn Stakelum	Director	October 9, 2009
Fionn Stakelum

/s/ Killian McGrath	Director	October 9, 2009
Killian McGrath